THE BANK OF FINCASTLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 16, 2021 AT 9:00 AM LOCAL TIME

CONTROL ID:
REQUEST ID:

The undersigned shareholder of The Bank of Fincastle hereby appoints Charles S. Steele and George E. Holt, III, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of The Bank of Fincastle held of record by the undersigned on April 16, 2021, at the Special Meeting of Shareholders of The Bank of Fincastle to be held exclusively online at https://agm.issuerdirect.com/bftl on Wednesday, June 16, 2021 at 9:00 a.m. local time, and any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/BFTL
PHONE:	1-866-752-VOTE(8683)

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

SPECIAL MEETING OF THE STOCKHOLDERS OF THE BANK OF FINCASTLE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1 →	FOR	AGAINST	ABSTAIN
To approve the Agreement and Plan of Merger, dated as of February 18, 2021 by and between First National Corporation, First Bank and The Bank of Fincastle, under which The Bank of Fincastle will merge with and into First Bank.	☐	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2 →	FOR	AGAINST	ABSTAIN
To adjourn the Fincastle special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Agreement and Plan of Merger described in Proposal 1 above.	☐	☐	☐

The board of directors unanimously recommends that the shareholders vote "FOR" the foregoing proposals.

THIS PROXY WHEN PROPERLY SIGNED, DATED AND RECEIVED IN TIME WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE LISTED PROPOSAL(S). THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2021

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)